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Exhibit 10.2.1

Execution Copy

AMENDMENT NO. 1
dated as of December 17, 2003

to

U.S. $800,000,000
THREE-YEAR CREDIT AGREEMENT
dated as of August 12, 2002

between

WASHINGTON MUTUAL, INC.,
as Borrower

WASHINGTON MUTUAL FINANCE CORPORATION,
as Departing Borrower

The LENDERS Party Hereto

BANK OF AMERICA, N.A.,
BANK ONE, N.A. and
CITIBANK, N.A.,
as Syndication Agents,

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner

and

JPMORGAN CHASE BANK,
as Administrative Agent

AMENDMENT NO. 1

        AMENDMENT NO. 1 dated as of December 17, 2003 to the Credit Agreement referred to below, between WASHINGTON MUTUAL, INC. ("WAMU"), WASHINGTON MUTUAL FINANCE CORPORATION ("Finance"), the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

        WAMU, Finance, the Lenders and the Administrative Agent are parties to a Three-Year Credit Agreement dated as of August 12, 2002 (as amended and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans) to be made by the Lenders to WAMU and Finance.

        WAMU is the indirect owner of Finance. WAMU has entered into a Stock and Asset Purchase Agreement dated as of November 24, 2003 (the "Transaction Agreement"), by and among WAMU, Great Western Service Corporation Two (the direct holding company of Finance) and CitiFinancial Credit Company, pursuant to which Finance and all of its subsidiaries, other than those subsidiaries and assets associated with the conduct of business in the State of Mississippi, are to be sold to CitiFinancial Credit Company (the "Transaction").

        WAMU has requested that the Lenders consent to the Transaction and, in that connection, to remove Finance as a Borrower under the Credit Agreement, and has in addition requested certain amendments to the Credit Agreement and, accordingly, the parties hereto hereby agree as follows:

        Section 1.    Definitions.    Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

        Section 2.    Amendments.    Effective as of the Effective Date (as defined in Section 5 of this Amendment No. 1), but subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment No. 1, the Credit Agreement shall be amended as follows:

        2.01.    General References.    References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby. Each reference in the Credit Agreement to "Schedule V" shall be deemed to be a reference to Schedule V to this Amendment No. 1.

        2.02.    Certain Definitions.

          A.    Section 1.01 of the Credit Agreement shall be amended by deleting the following definitions: "Borrowers", "Consolidated Subsidiary", "Restricted Payment", "Senior Indebtedness" and "Subordinated Indebtedness".

          B.    Section 1.01 of the Credit Agreement shall be amended by adding the following new definition and inserting the same in the appropriate alphabetical location:

          "Borrower" means WAMU.

          C.    The definition of "Change in Control" in Section 1.01 of the Credit Agreement shall be amended by inserting the word "or" immediately before clause (c) thereof and deleting in their entirety the words "; or (d) the failure of WAMU to own at least 80% of the outstanding capital stock of Finance" appearing at the end thereof.

        2.03.    Removal of Finance as Borrower.    Finance shall no longer be entitled to borrow under the Credit Agreement, and shall no longer be a Borrower thereunder. Accordingly, (i) provisions in the Credit Agreement that are applicable solely to Finance or are in the Credit Agreement solely because Finance was a party thereto (such as, by way of illustration and not limitation, clauses (i) and (m) of Section 6.01, Section 6.04(b), Section 6.06 and the last sentence of Article VII of the Credit Agreement) shall be deemed deleted from the Credit Agreement, (ii) references in the Credit Agreement to Finance (other than descriptive references such as those appearing in the definition of "Existing Credit Facilities") shall be deemed deleted from the Credit Agreement, (iii) each reference in the Credit Agreement to "the Borrowers", "either or both of the Borrowers", "either Borrower", "both Borrowers", "each Borrower", "the relevant Borrower", "a Borrower", "one Borrower", "such Borrower", "neither Borrower" or words of similar import shall be deemed to be references to "WAMU" or "the Borrower", and (iv) such conforming grammatical changes as the context shall require as a result of the implementation of the foregoing clauses (i), (ii) and (iii) shall be deemed made. Notwithstanding the foregoing, upon the repayment in full of all outstanding principal of, and all accrued and unpaid interest on, the Loans made to Finance by the Lenders and all other amounts owing by Finance to the Lenders under the Credit Agreement, Finance shall be entitled to the return of any promissory notes delivered by it to any Lender pursuant to Section 2.09(g) of the Credit Agreement.

        2.04.    Subsidiaries.    Clause (a) of Section 3.14 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          "(a) Subsidiaries. Set forth in Schedule V is a complete and correct list of all of the principal Subsidiaries of the Borrower as of the date of effectiveness of Amendment No. 1 to this Agreement (after giving effect to the sale of Finance), which Subsidiaries, as of the date hereof, collectively have assets exceeding 90% of the Borrower's Tangible Net Worth, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule V, (x) the Borrower and its Subsidiaries own, free and clear of Liens, and have the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person."

        2.05.    Confidentiality.    Clause (b) of Section 9.12 of the Credit Agreement shall be amended by inserting a new last sentence to read as follows:

          "Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereunder relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws."

        2.06.    Notices.    Clause (a) of Section 9.01 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

          "if to the Borrower, to it at 1201 Third Avenue, WMT0511, Seattle, Washington 98101, Attention of Gerry Rodriguez (Telecopy No. (206) 490-2291; Telephone No. (206) 490-5630), with copies to Charles E. Smith, (Telecopy No. (206) 490-1836; Telephone No. (206) 377-6244) and Bernard L. Russell (Telecopy No. (206) 389-6217; Telephone No. (206) 389-6238);"

        Section 3.    Consent.    Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment No. 1, the Lenders hereby consent to the Transaction.

        Section 4.    Representations and Warranties.    WAMU represents and warrants to the Lenders as of the Effective Date (as defined in Section 4 of this Amendment No. 1), both before and immediately after giving effect to the amendments set forth in Section 2 hereof, that (a) the respective representations and warranties of WAMU set forth in Article III of the Credit Agreement are true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" (or words of similar import) included reference to this Amendment No. 1, and (b) no Default or Event of Default has occurred and is continuing.

        The breach of any of the representations and warranties set forth in this Section 4 shall be an Event of Default for purposes of clause (c) of Article VII of the Credit Agreement.

        Section 5.    Conditions Precedent.    The amendments provided for in Section 2 of this Amendment No. 1, and the consent provided for in Section 3 of this Amendment No. 1, shall become effective on the date (the "Effective Date") occurring on or before February 16, 2004 on which the Administrative Agent confirms to WAMU in writing that each of the following conditions precedent has been satisfied:

        5.01.    Amendment No. 1.    The Administrative Agent shall have received one or more counterparts of this Amendment No. 1 executed by each party hereto.

        5.02.    Consummation of Transaction.    The Administrative Agent shall have received evidence satisfactory to it that the Transaction shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Transaction Agreement.

        5.03.    Repayment of Outstanding Loans.    The Administrative Agent shall have received evidence satisfactory to it that Finance shall have paid in full all outstanding principal of, and all accrued and unpaid interest on, the Loans made to it by the Lenders and all other amounts owing to the Lenders under the Credit Agreement.

        5.04.    Officer's Certificate.    The Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of WAMU, dated the Effective Date, confirming the accuracy of the representations and warranties contained in Section 4 hereof.

        5.05.    Other Documents.    The Administrative Agent shall have received such other documents as the Administrative Agent or Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan, may reasonably request.

        Section 6.    Miscellaneous.    Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

WASHINGTON MUTUAL, INC.
By:	/s/ STEVE LOBO Name: Steve Lobo Title: Senior Vice President and Treasurer
WASHINGTON MUTUAL FINANCE CORPORATION
By:	/s/ DIANE L. KELLEHER Name: Diane L. Kelleher Title: Senior Vice President
LENDERS
JPMORGAN CHASE BANK, individually and as a Swingline Lender and as Administrative Agent
By:	/s/ ROGER P. PARKER Name: Roger P. Parker Title: Vice President
BANK OF AMERICA, N.A.
By:	/s/ MARY P. RIGGINS Name: Mary Pat Riggins Title: Managing Director
BANK ONE, N.A.
By:	/s/ JANET S. LEONG Name: Janet S. Leong Title: Director
CITIBANK, N.A.
By:	/s/ YOKO OTANI Name: Yoko Otani Title: Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH
By:	Name: Title:
By:	Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	Name: Title:
CREDIT SUISSE FIRST BOSTON ACTING THROUGH ITS CAYMAN ISLANDS BRANCH
By:	/s/ JAY CHALL Name: Jay Chall Title: Director
By:	/s/ CASSANDRA DROOGAN Name: Cassandra Droogan Title: Associate
ABN AMRO N.V.
By:	/s/ PHILIP A. MONDROWSKI Name: Philip A. Mondrowski Title: Group Vice President
THE BANK OF NEW YORK
By:	/s/ CHRISTOPHER THOMPSON Name: Christopher Thompson Title: Vice President
BEAR STEARNS CORPORATE LENDING
By:	/s/ VICTOR BULZACCHELLI Name: Victor Bulzacchelli Title: Authorized Agent

LEHMAN BROTHERS BANK, FSB
By:	Name: Title:
MERRILL LYNCH BANK USA
By:	/s/ LOUIS ALDER Name: Louis Alder Title: Vice President
MORGAN STANLEY BANK
By:	Name: Title:
WACHOVIA BANK, N.A.
By:	/s/ ROY O. YOUNG Name: Roy O. Young Title: Vice President
WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH
By:	/s/ ROBERT WIESER Name: Robert Wieser Title: Executive Director
By:	/s/ KAYVAN FATEH-TEHRANI Name: Kayvan Fateh-Tehrani Title: Director
UNION BANK OF CALIFORNIA
By:	/s/ D. A. CATTELL Name: D. A. Cattell Title: Vice President
BANK OF MONTREAL
By:	/s/ BRUCE A. PIETKA Name: Bruce A. Pietka Title: Vice President

SCHEDULE V
to Amendment No. 1

Principal Subsidiaries

    •
    Washington Mutual Bank, FA, a federal savings association, all of the common stock of which is held by New American Capital, Inc., a Delaware corporation, and all of the preferred stock of which is held by Washington Mutual, Inc. New American Capital, Inc. is a wholly owned direct subsidiary of Washington Mutual, Inc.

    •
    Washington Mutual Bank, a Washington state chartered stock savings bank, a wholly owned direct subsidiary of Washington Mutual, Inc.

    •
    Washington Mutual Bank fsb, a federal savings bank, a wholly owned direct subsidiary of Washington Mutual, Inc.

    •
    Long Beach Mortgage Company, a Delaware corporation, a wholly owned direct subsidiary of Washington Mutual, Inc.

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  Exhibit 10.2.1
Principal Subsidiaries